UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 4, 2008
Barrier Therapeutics, Inc.
(Exact name of registrant specified in its charter)

Delaware	000-50680	22-3828030
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
600 College Road East, Suite 3200, Princeton, New Jersey 08540
(Address of principal executive offices)
(609) 945-1200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name and former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.02. Termination of a Material Definitive Agreement.
          In connection with the Merger (as defined below) and the Offer (as defined below), on August 4, 2008, Barrier Therapeutics, Inc. (the “Company”) repaid all amounts outstanding under that certain Credit and Security Agreement (the “Credit Agreement”) between the Company and GE Healthcare Financial Services, dated as of June 29, 2007, and following such repayment, terminated the Credit Agreement. The security interests previously granted to the lender to secure the Company’s obligations under the Credit Agreement were also terminated and released.
Item 2.01 Completion of Acquisition or Disposition of Assets.
          On August 6, 2008, the acquisition of the Company by Stiefel Laboratories, Inc., a Delaware corporation (the “Parent”), was completed by means of a merger of Bengal Acquisition Inc., a Delaware corporation and direct wholly-owned subsidiary of Parent (the “Purchaser”), with and into the Company, with the Company as the surviving corporation (the “Merger”). Pursuant to the Agreement and Plan of Merger, dated as of June 23, 2008, by and among the Company, Parent and Purchaser (the “Merger Agreement”), each outstanding share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), was cancelled and was converted into the right to receive $4.15 (other than shares of Common Stock owned by Parent, Purchaser or the Company and Shares held by stockholders who are entitled to demand and properly demand appraisal for such Shares in accordance with Delaware law), and each outstanding option to purchase shares of the Company’s Common Stock became fully exercisable and vested and was cancelled and converted into the right to receive, in consideration of such cancellation, a cash payment equal to the product of (i) the excess of $4.15 over the exercise price thereof, if any, and (ii) the number of shares of Common Stock subject thereto.
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
          The information set forth in Item 2.01 above in this Current Report is incorporated herein by reference. As a result of the Merger, the Company has requested that the NASDAQ Global Market (“NASDAQ”) file with the Securities and Exchange Commission (the “SEC”) an application on Form 25 to remove from listing the shares of Common Stock of the Company and to remove from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Form 25 was filed on August 6, 2008. The Company will also file with the SEC a certification on Form 15 under the Exchange Act to suspend the Company’s reporting obligations under Sections 13(a) and 15(d) of the Exchange Act.
Item 5.01 Changes in Control of Registrant.
          The information set forth in Item 2.01 above in this Current Report is incorporated herein by reference. The amount of consideration and source of funds used by the Purchaser to acquire the Common Stock of the Company is described in Item 7 of the Tender Offer Statement on Schedule TO filed by Purchaser and Parent, as amended, and the related Offer to Purchase, dated July 8, 2008, which description is incorporated herein by reference. As a result of the Merger, Parent has control of the Company.
          The Merger Agreement provided that (i) the directors of the Purchaser immediately prior to the Effective Time will be the directors of the Company immediately following the Effective Time and (ii) the officers of the Company immediately prior to the Effective Time will continue to be the officers of the Company immediately following the Effective Time. The information set forth in Item 5.02 below relating to the designation of directors and officers is incorporated into this Item 5.01 by reference
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          As a result of the Merger, as of the Effective Time, Alfred Altomari, Peter Ernster, Srinivas Akkaraju, M.D., Ph.D., Robert E. Campbell, Geert Cauwenbergh, Ph.D., Carl W. Ehmann, M.D., Edward L. Erickson, Charles F. Jacey, Jr. and Carol Raphael ceased to serve as directors of the Company, and the directors of the Purchaser immediately prior to the Merger now comprise the directors of the Company. The information regarding the new directors of the Company set forth in the Offer to Purchase, dated July 8, 2008, which is part of the Schedule TO filed by Parent with the SEC on July 8, 2008 and is incorporated herein by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
          Pursuant to the Merger Agreement, the Company’s Certificate of Incorporation and By-laws were amended and restated. Copies of the Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws of the Company are attached to this Current Report as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits:

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Barrier Therapeutics, Inc.

3.2	Amended and Restated By-laws of Barrier Therapeutics, Inc.

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARRIER THERAPEUTICS, INC.
Date: August 6, 2008	By:	/s/ Al Altomari
		Name:	Al Altomari
		Title:	Chief Executive Officer